Exhibit 5.2

McGuireWoods LLP Gateway Plaza 800 East Canal Street Richmond, VA 23219- 3916 Phone: 804.775.1000 Fax: 804.775.1061 www.mcguirewoods.com

July 7, 2016

Board of Directors

Kraft Heinz Foods Company

One PPG Place

Pittsburgh, Pennsylvania 15222

Ladies and Gentlemen:

We have acted as special Pennsylvania counsel to Kraft Heinz Foods Company, a Pennsylvania corporation (the “Company”), in connection with the Registration Statement on Form S-4 (the “Registration Statement”), which was filed by the Company on the date hereof with the Securities and Exchange Commission (the “SEC”) in connection with the registration under the Securities Act of 1933, as amended (the “Act”), of the following securities: (i) new $1,000,000,000 aggregate principal amount of 1.60% senior notes due 2017 (the “New 2017 Notes”), (ii) new $1,500,000,000 aggregate principal amount of 2.00% senior notes due 2018 (the “New 2018 Notes”), (iii) new $1,500,000,000 aggregate principal amount of 2.80% senior notes due 2020 (the “New 2020 Notes”), (iv) new $1,000,000,000 aggregate principal amount of 3.50% senior notes due 2022 (the “New 2022 Notes”), (v) new $2,000,000,000 aggregate principal amount of 3.95% senior notes due 2025 (the “New 2025 Notes”), (vi) new $1,000,000,000 aggregate principal amount of 5.00% senior notes due 2035 (the “New 2035 Notes”), (vii) new $2,000,000,000 aggregate principal amount of 5.20% senior notes due 2045 (the “New 2045 Notes”), (viii) new $2,000,000,000 aggregate principal amount of 3.00% senior notes due 2026 (the “New 2026 Notes”), and (ix) new $3,000,000,000 aggregate principal amount of 4.375% senior notes due 2046 (the “New 2046 Notes” and, collectively with the New 2017 Notes, the New 2018 Notes, the New 2020 Notes, the New 2022 Notes, the New 2025 Notes, the New 2035 Notes, the New 2045 Notes and the New 2026 Notes, the “Exchange Notes”). The Exchange Notes are to be issued by the Company in exchange (the “Exchange Offer”) for equal aggregate principal amounts of unregistered (a) 1.60% senior notes due 2017, (b) 2.00% senior notes due 2018, (c) 2.80% senior notes due 2020, (d) 3.50% senior notes due 2022, (e) 3.95% senior notes due 2025, (f) 5.00% senior notes due 2035, (g) 5.20% senior notes due 2045, (h) 3.00% senior notes due 2026, and (i) and 4.375% senior notes due 2046, issued by the Company on July 2, 2015 and May 24, 2016, as applicable, in reliance on exemptions from registration under the Securities Act for offers and sales of securities not involving public offerings. The terms of the Exchange Offer are described in the Registration Statement.

The New 2017 Notes, the New 2018 Notes, the New 2020 Notes, the New 2022 Notes, the New 2025 Notes, the New 2035 Notes and the New 2045 Notes are to be issued under the Indenture dated as of July 1, 2015 (the “Base Indenture”), by and among the Company (formerly known as H. J. Heinz Company), as issuer, The Kraft Heinz Company (formerly known as H.J. Heinz Holding Corporation) (“Kraft Heinz”), as guarantor, and Deutsche Bank Trust Company Americas, as successor trustee to Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of July 2, 2015 (the “Third Supplemental Indenture”), by and among the Company, as issuer, Kraft Heinz, as guarantor, and the Trustee.

The New 2026 Notes and the New 2046 Notes are to be issued under the Base Indenture, as supplemented by the Fourth Supplemental Indenture, dated as of May 24, 2016 (the “Fourth Supplemental Indenture”), by and among the Company, as issuer, Kraft Heinz, as guarantor, and the Trustee.

This opinion is being furnished in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K.

Documents Reviewed

In connection with this opinion letter, we have examined the following documents:

(a) a certificate from the assistant secretary of the Company certifying as to (i) true and correct copies of the articles of incorporation and bylaws of the Company (the “Organizational Documents”), (ii) the resolutions of the Board of Directors of the Company authorizing the filing of the Registration Statement and regarding the amount of securities authorized to be issued under the Registration Statement and the resolutions of the Board of Directors of the Company relating to the issuance and sale of the Exchange Notes by the Company, and (iii) the incumbency and specimen signature(s) of the individual(s) authorized to execute and deliver the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture;

(b) the Registration Statement;

(c) an executed copy of the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture;

(d) the forms of global note representing each of the Exchange Notes;

(e) a certificate dated June 27, 2016, issued by the Department of State for the Commonwealth of Pennsylvania, attesting to the due registration and subsistence of the Company in the Commonwealth of Pennsylvania; and

(f) originals, or copies identified to our satisfaction as being true copies, of such other records, documents and instruments as we have deemed necessary for the purposes of this opinion letter.

Assumptions Underlying Our Opinions

For all purposes of the opinions expressed herein, we have assumed, without independent investigation, the following:

(a) Factual Matters. To the extent that we have reviewed and relied upon (i) certificates of the Company or authorized representatives thereof and (ii) certificates and assurances from public officials, all of such certificates and assurances are accurate with regard to factual matters.

(b) Signatures. The signatures of individuals who have signed the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture are genuine and (other than those of individuals signing on behalf of the Company) authorized.

(c) Authentic and Conforming Documents. All documents submitted to us as originals are authentic, complete and accurate, and all documents submitted to us as copies conform to authentic original documents.

(d) Organizational Status, Power and Authority and Legal Capacity of Certain Parties. All documents executed and delivered by all parties have been duly authorized, executed and delivered and are valid, binding and enforceable on such parties (other than the due authorization, execution and delivery of all applicable documents by the Company).

(e) No Mutual Mistake, Amendments, etc. There has not been any mutual mistake of fact, fraud, duress or undue influence in connection with the issuance of the Exchange Notes as contemplated by the Registration Statement.

Our Opinions

Based on and subject to the foregoing and the exclusions, qualifications, limitations and other assumptions set forth in this opinion letter, we are of the opinion that:

1. Organizational Status. The Company is duly registered as a Pennsylvania Business Corporation under the laws of the Commonwealth of Pennsylvania, and is currently subsisting under such laws.

2. Authorization. The Exchange Notes have been duly authorized by the Company.

3. Authorization, Execution and Delivery. Each of the Base Indenture, the Third Supplemental Indenture and the Fourth Supplemental Indenture has been duly authorized, executed and delivered by the Company.

Qualifications and Limitations Applicable to Our Opinions

The opinions set forth above are subject to the following qualifications and limitations:

(a) Applicable Law. Our opinions are limited to the laws of the Commonwealth of Pennsylvania, and we do not express any opinion concerning any other law.

(b) Bankruptcy. Our opinions are subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, laws relating to preferences, fraudulent transfers and equitable subordination), reorganization, moratorium and other similar laws affecting creditors’ rights generally.

Miscellaneous

We hereby consent to the filing of this opinion as an exhibit to the Company’s Current Report on Form 8-K and the incorporation of this opinion by reference in the Registration Statement and to references to us under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Act or the rules and regulations of the SEC promulgated thereunder. Kirkland & Ellis LLP, as counsel to the Company for the Exchange Offer, is entitled to rely on the opinions set forth in this letter for purposes of the opinion it proposes to deliver to you on the date hereof in connection with the Exchange Offer.

The foregoing opinion is being furnished only for the purpose referred to in the first paragraph of this opinion letter. Our opinions are rendered as of the date hereof and are based on statutes, regulations and administrative and judicial interpretations which are subject to change. We undertake no responsibility to update or supplement these opinions subsequent to the date hereof. This opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Exchange Offer or the Exchange Notes.

Very truly yours,

/s/ McGuire Woods LLP

McGuireWoods LLP

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